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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-3) of Cerus Corporation for the registration of shares of its common stock and to the reference to our firm under the caption "Experts" included in the Registration Statement on Form S-3 (No. 333-72185) and to the use of our report dated January 22, 1999, except for Note 2 as to which the date is January 30, 1999 and Note 5, as to which the date is March 3, 1999, with respect to the financial statements of Cerus Corporation, included and incorporated by reference in the Registration Statement on Form S-3 (No. 333-72185).

                                       /s/ Ernst & Young LLP
                                       -----------------------------

Walnut Creek, California
March 29, 1999